EXHIBIT  4   Form of Annuity Contract and Riders


                               [OM FINANCIAL LIFE INSURANCE COMPANY]

                               A STOCK COMPANY
                               OLD MUTUAL FINANCIAL NETWORK SEPARATE ACCOUNT VA HOME OFFICE: [BALTIMORE, MARYLAND]

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                GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                   Investment Experience Reflected in Benefits
          Variable and Fixed Interest Accumulation Before Annuity Date
             (According to Your Allocation and if Attached by Rider)
                Annuity Payments Payable in Fixed Dollar Amounts
          Guaranteed Death Benefit Proceeds Payable Before Annuity Date
                                Nonparticipating


This Certificate is issued to the Owner named on the Information page and is evidence of the Owner's interest under the Group Contract. The Group Contract is issued to the Contractholder by the Company.

You have purchased an annuity Certificate. This Certificate is issued in consideration of the application and payment of the initial premium.

READ YOUR CERTIFICATE CAREFULLY. This Certificate is part of a legal Contract between the Contractholder and the Company. It is evidence of your benefits under that Group Contract. We agree to pay the benefits provided under this Certificate, subject to its provisions. This annuity contains terms and provisions that are applicable to all Owners under the Group Contract. A copy of the Group Contract is held by the Contractholder. The terms of this Certificate are contained on this page and those which follow. References to features and benefits not fully described herein may be provided by rider(s) attached to and made a part of this Certificate.

RIGHT TO CANCEL. IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS CERTIFICATE AND IT MEETS YOUR GOALS. IF YOU DECIDE NOT TO KEEP THIS CERTIFICATE, RETURN IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT MAY BE RETURNED TO ANY OF OUR AGENTS OR IT MAY BE MAILED TO US. THE RETURN OF THIS CERTIFICATE WILL VOID IT FROM THE BEGINNING. IF ALLOWED BY STATE LAW, THE AMOUNT OF THE REFUND WILL EQUAL ANY PREMIUMS PAID LESS WITHDRAWALS, ADJUSTED BY INVESTMENT GAINS AND LOSSES. OTHERWISE, THE AMOUNT OF REFUND WILL BE THE PREMIUMS PAID LESS WITHDRAWALS.

You may allocate premiums among subaccounts of the Old Mutual Financial Network Separate Account VA (the Separate Account) and any fixed interest options. Any amounts directed into one or more of the subaccounts will reflect the investment experience of those subaccounts. THE AMOUNTS ADDED TO ANY SUBACCOUNTS PROVIDED UNDER THIS CERTIFICATE ARE ON A VARIABLE BASIS, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. YOU HAVE THE INVESTMENT RISK INCLUDING LOSS OF PRINCIPAL.

Any payments and values provided by any fixed interest option are guaranteed by us as described in the Certificate. Carefully review this Certificate for limitations. Signed for the Company.

/s/ Bruce G. Parker, Jr.
---------------------------------
       President

AGENT NAME AND ADDRESS:
                       (IF APPLICABLE)  Countersigned at:
                        City:                     State:        Date:
                             ---------------------      --------    -----------
                        By Agent:
                                 ----------------------------------------------

TABLE OF CONTENTS

      TABLE OF CONTENTS

    ANNUITY BENEFITS  ..........  ..........  ..........  .......... .. 15 -17
    ANNUITY OPTIONS ..........  ..........  ..............  ......... .16 - 17
    BENEFICIARY   ..........  ..........  ....   ..........   .......... 7 - 8
    DEATH BENEFIT  ..........  ..........    ..........  ..........  ..13 - 14
    DEFINITIONS   ..........  ..........  .......... ......   ...........    5
    FEES, CHARGES, DEDUCTIONS  .......... .......... .......... .......10 - 11
    GENERAL PROVISIONS  ..........  .......... ..........  ..........  ..5 - 7
    INFORMATION PAGE ..........  ..........  ..........  ..........  ....    3
    OWNERSHIP   ..........  ..........  ..........   ..........   .......... 7
    OVERVIEW   ..........   ..........   ..........   ..........   ..........2
    PREMIUMS   ..........  ..........   ..........   ..........   .......... 8
    SUBACCOUNT INVESTMENT OPTIONS  ..........  ..........  .......... ...8 - 9
    TRANSFERS    ..........   ..........   ..........    ..........    .....11
    VALUES  ..........   ..........   ..........   ..........   ........9 - 10
    WITHDRAWALS   ..........  ..........  ..........   ..........   ...11 - 12


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OVERVIEW

This is a variable annuity Certificate offering a variety of investment options. After an initial premium, you may make additional premium payments at your discretion, subject to minimum premium requirements. You may allocate all or part of your premiums among any subaccounts. Your value will go up or down based on any investments allocated to the subaccounts.

As a deferred annuity, your Certificate has an accumulation (or deferral) phase and an annuity income phase. During the accumulation phase, earnings left in the Certificate are not taxed, you can invest additional premiums into the Certificate, transfer amounts among the options, and withdraw some or all of the Contract value (subject to any restrictions, fees, or charges as described in the then current Separate Account's for Certificate and riders). Your premium(s) and any interest credited thereon accumulate until the annuity date. If you die during the accumulation phase, a death benefit is payable.

The accumulation phase ends and the annuity income phase begins on a date you select. This Certificate will be issued with an annuity date, which is the later of: the anniversary nearest the annuitant's, or the oldest annuitant's if a second annuitant is named, 90th birthday; or 14 years from the date of issue. In no event may the annuity date be later than the Certificate anniversary following the annuitant's (or the oldest annuitant's if a second annuitant is named) 100th birthday. If you requested a specific annuity date on the application, that date is shown. You may change the annuity date by Written Request before it actually begins, provided it does not extend beyond the anniversary following the oldest annuitant's 100th birthday, or earlier, as required by any applicable state law. During the annuity income phase, we will make periodic annuity payments to you or to a person you select. On the annuity date, we will apply the withdrawal value to the annuity option in effect. You may select payments that are guaranteed to last for the annuitant's entire life or for some other period. Annuity payments are in fixed dollar amounts. Some or all of each payment will be taxable.

INFORMATION PAGE

------------------------------------ ------------------------------  --------------------------------------------
Certificate Number:   0000000        Contract Number:  300106        Contract  Holder:  Trustee for Fidelity and
                                                                     Guaranty Life Group Insurance Trust (III)
------------------------------------ ------------------------------  --------------------------------------------
Owner(s) Name(s):      John Harford  Birth  Date(s):  February  01,  Social Security Number(s):   111-11-1111
                                     1969
------------------------------------ ------------------------------  --------------------------------------------
                       John Doe                       March 03, 1969                              ###-##-####
------------------------------------ ------------------------------  --------------------------------------------
Annuitant(s) Name(s):  John Doe      Birth  Date(s):  February  01,  Date of Issue:   May 1, 2007
                                     1969
------------------------------------ ------------------------------  --------------------------------------------
                       John Harford                   March 05, 1969 Certificate Anniversary:   December 1st
------------------------------------ ------------------------------  --------------------------------------------
Annuitant's Sex:       Male          Joint Annuitant's Sex:  Female  Annuity Date:    December 1, 2069
------------------------------------ ------------------------------  --------------------------------------------
Beneficiary:  Beneficiary is as named in the application or in the most recent beneficiary change sent to our home office.
-------------------------------------------------------------------------------------------------------------------

 (SECOND NAMED ANNUITANT, IF ANY, IS THE JOINT OR CONTINGENT ANNUITANT, AS APPLICABLE.)

[Annuity Option: Option 2. Life Income With A Guaranteed Period of 10 Years
(This annuity option is described in the annuity Benefits section.)]

------------------------------ ----------------- ---------------------- ------------------------
OPTIONS                         INITIAL PREMIUM   ALLOCATION PERCENTAGE  INTEREST RATE GUARANTEE
                                   ALLOCATED
------------------------------ ----------------- ---------------------- ------------------------
 [6 MONTH DOLLAR COST              [$10,000]              [20%]           [3.75% for 6 months]
  AVERAGING FIXED INTEREST^]
------------------------------ ----------------- ---------------------- ------------------------
 [12 MONTH DOLLAR COST             [$10,000]              [20%]           [4.75% for 12 months]
  AVERAGING FIXED INTEREST^]
------------------------------ ----------------- ---------------------- ------------------------
[SUBACCOUNTS^^]                    [$20,000]              [40%]                   [NA]
------------------------------ ----------------- ---------------------- --------------------------
Total Contract
  Value/Initial Premium Paid:       $40,000               100%

 ^ Any additional premiums paid will be credited with the then current interest rate and will be guaranteed for the same period of time that the initial rate was guaranteed. The guaranteed minimum interest rate is 1.00-3.00% annually.

 ^^Subaccounts options are not guaranteed and may be changed by the Company subject to applicable state and federal law.

  FEES
  Guaranteed Minimum Withdrawal Benefit Rider (GMWB):   5.00%.
  Guaranteed Minimum Death Benefit Rider (GMDB):        X.XX%

FEES, CHARGES, AND LIMITATIONS
------------------------------------ ---------- ----------- --------------------
TYPES                                AMOUNT       MAXIMUM   FREQUENCY
------------------------------------ ---------- ----------- --------------------
Policy Fee                           $00.00     $50.00      Annually
------------------------------------ ---------- ----------- --------------------
Administration  Fee                  .05%       .25%        Annually; deducted
                                                                      daily
------------------------------------ ---------- ----------- --------------------
Minimum Transfer Amount (?)          $500.00    NA          NA
------------------------------------ ---------- ----------- --------------------
Minimum Additional Premium/Minimum   $50.00     NA          NA
 Premium  Allocation
------------------------------------ ---------- ----------- --------------------
Minimum Contract Value               $2,000.00  NA            NA

------------------------------------ ---------- ----------- --------------------
Minimum Option Value                 $500.00    NA            NA

------------------------------------ ---------- ----------- --------------------

RIDERS AND ENDORSEMENTS ATTACHED:
o  Guaranteed Minimum Death Benefit Rider, OM GMDB-RIA (2007)
o  Guaranteed Minimum Withdrawal Benefit Rider, OM GMWB-RIA (2007)
o  Dollar Cost Averaging Fixed Interest Option Rider, OM DCAVA (2006)

THE INFORMATION REGARDING THE OWNER, BENEFICIARY, ANNUITANT, ANNUITY OPTION, AND ANNUITY DATE IS SUBJECT TO ANY CHANGE SUBMITTED AND ON RECORD.]

DEFINITIONS

ACCUMULATION UNITS              These are accounting units of measure used to
                                calculate the Contract Value allocated to any subaccounts during the accumulation phase of this Certificate.

AGE Any provisions referring to age mean the age at the last birthday.

ANNUITANT                       The natural person on whose life the amount and
                                duration of annuity payments may depend. A joint annuitant or a contingent annuitant is a second person on whose life the amount and duration of annuity payments may depend. The annuitant may not be changed on or after the annuity date or while any applicable account protection package is in effect.

ANNUITY DATE                    The date the annuity payments begin and is shown
                                on the Information page. The annuity option and the amount and frequency of annuity payments become fixed on this date. You may change this date prior to receiving annuity payments.

ANNUITY OPTION                  One of the annuity options described in the
                                ANNUITY BENEFITS section.

BENEFICIARY                     The person last named by the Owner or his or her
                                designee to receive the proceeds upon the death of the Owner. The beneficiary or contingent beneficiary may also become the Owner of this Certificate as described under the DEATH OF
                                OWNER provision in the DEATH BENEFIT section.


BUSINESS DAY                    Any day on which the value of an amount invested
                                in a subaccount is required to be determined by applicable law which currently includes each day that both the New York Stock Exchange is open for trading and our administrative offices are open. If any transaction or event under this Certificate is scheduled to occur on a day that does not exist in a given calendar period, or on a day that is not a business day, such transaction or event will be deemed to occur on the next following business day, unless otherwise stated.


CALENDAR YEAR                   A one-year period beginning January 1 and ending
                                December 31.

CERTIFICATE  ANNIVERSARY        The Certificate anniversary is the day and month
                                that coincide with the date of issue in
                                subsequent years after issue. References to the "prior certificate anniversary" during the first year following the date of issue shall be deemed to refer to the date of issue.

CODE The Internal Revenue Code, as amended. All references in this Certificate or in any attached rider, to any section of the Code or regulations include any amended or successor sections or regulations, as appropriate or required.

DATE OF ISSUE                   The date we issued the Certificate is shown on
                                the Information page. Certificate months, quarters, semiannual periods, years, and anniversaries are measured from this date. If applicable, any references to prior anniversaries before the first mean the date of issue.

FIRST  IN/FIRST OUT "FIFO"      For purposes of withdrawals, the oldest premium
                                per option allocation is considered withdrawn first, the next oldest premium is considered withdrawn next, and so on (a "first in, first out," or "FIFO," procedure).

GENERAL ACCOUNT                 The account consists of our assets, other than
                                those assets allocated to any other separate account.

GROUP CONTRACT                  The Group Flexible Premium Deferred Variable
                                Annuity Contract under which this Certificate is issued.

NONNATURAL PERSON               A corporation, trust, estate, partnership, or
                                other non-individual.

OWNER The person named in the application or in the most recent change on record entitled to Ownership rights stated in this Certificate. "Owner" includes any person who succeeds to the Ownership rights of this Certificate under the DEATH OF OWNER provision in the DEATH BENEFIT section.

QUALIFIED PLANS                 The trustee of a plan qualified under section
                                401(a) of the Code may own this Certificate as a plan investment. However, the trustee may not transfer ownership of this Certificate to any participant under such a plan to provide plan benefits.

SEC                             The Securities and Exchange Commission.

SEPARATE ACCOUNT                An account established by the Company to use for
                                its financial investments.

SUBACCOUNT                      This is a division within the separate account
                                for which accumulation units are separately maintained. Each subaccount corresponds to a single underlying non-publicly traded portfolio.

WE, OUR, US, COMPANY            [OM Financial Life Insurance Company.]

 WRITTEN REQUEST                A request written to us and received by us on a
                                form satisfactory to us.

YOU, YOUR                       The Owner.

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GENERAL PROVISIONS

Any reference to annuitant, joint annuitant, beneficiary, contingent beneficiary, irrevocable beneficiary, Owner, contingent owner, and/or payee, may include multiple persons.

 ASSIGNMENT                     Before the annuity date, You may assign all
                                rights and benefits under this Certificate. We will not be responsible for the validity or sufficiency of any assignment. To be binding on us, an executed assignment must be by Written
                                Request and consented to by any irrevocable beneficiary. Your rights and any beneficiary's interest will be subject to the assignment.
                                Assignment of this Certificate may subject you to income and gift tax.

 CHANGES TO CERTIFICATE         After we receive and record a Written Request
                                for a change in Owner, annuitant, or
                                beneficiary, the change will take effect on the date the request was originally signed, even if the Owner who signed the request has since died.
                                The change will be subject to any payments made or actions taken by us before the Written
                                Request for change was received and recorded.

                                We may require the return of this Certificate for endorsement or otherwise in the event of a change in Owner, annuitant, beneficiary, annuity option, or other change. We reserve the right to issue a revised Information page in the event of any change to this Certificate.

COMPLIANCE WITH INTERNAL
REVENUE CODE                    This Certificate will be interpreted in a manner
                                consistent with the requirements of the Code
                                section 72(s).

                                We reserve the right to amend this Certificate from time to time to comply with any changes in the Code, regulations issued thereunder, and administrative rulings. Any such amendment will be promptly mailed to you at your last known address.

CONFORMITY WITH STATUES         If any provision in this Certificate is in
                                conflict with the laws of the state which govern this Certificate, the provision will be deemed to be amended to conform with such laws.

ENTIRE CONTRACT                 The entire Contract between the Contract holder
                                and us consists of:
                                o   The Group Contract;
                                o   The Contract holder's application, a
                                    copy of which is attached and made a
                                    part of the Contract;
                                o   All amendments, endorsements and riders
                                    which are attached; and
                                o   The entire Contract as to each Owner.
                                o   The Group Contract issued and held by
                                    the Contract holder;
                                o   This Certificate;
                                o   The application, a copy of which is
                                    attached and made a part of this
                                    Certificate; and
                                o   All amendments, endorsements, riders or
                                    revised Information page(s) which are
                                    attached to or mailed to your last known address.

                                Only the President, the Secretary, or a Vice
                                President in our home office can agree to change or waive any provisions which are part of the entire contract. The change or waiver must be in writing.

INCONTESTABILITY                We will not contest this Certificate after the
                                date of issue, except as provided in the MISSTATEMENT OF BIRTH DATE OR SEX provision.

NOTIFICATION OF DEATH           The death of any Owner or annuitant must be
                                reported to us immediately. We are entitled to recover immediately any overpayments made because of a failure to notify us of any such death. We are not responsible for any incorrect payments which result from a failure to immediately notify us of the death of any Owner or annuitant. From time to time, we may require proof that the Owner or annuitant is still alive and may withhold any payments until such proof is received by us.

PROTECTION OF BENEFITS          Only you can assign, encumber, or pledge any
                                benefit paid under this Certificate. To the extent permitted by law, no benefit paid, or to become payable, will be subject to any claim or process of law by any creditor.

STATEMENT OF VALUES             At least quarterly, we will send you a report
                                with your current values, including any premiums received, transfers, withdrawals, withdrawal charges, any charges or fees incurred since the last report, and any other information that may be requested.

TERMINATION                     If you have paid no premiums during the prior
                                36-month period, if the withdrawal value is less than $2,000, or if any annuity payment would be less than $100.00, we reserve the right to pay your withdrawal value in a lump sum. We will not impose a withdrawal charge on involuntary terminations.

                                The group Contract will not terminate unless there is no longer a Certificate Owner remaining under that Contract.

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OWNERSHIP

OWNERSHIP RIGHTS                This Certificate belongs to you. During your
                                lifetime, you may:
                                o   Exercise any of the rights under this
                                    Certificate.
                                o   Assign this Certificate.
                                o   Subject to our agreement, change or amend
                                    this Certificate.

                                The DEATH OF OWNER provision in the DEATH
                                BENEFIT section describes to whom Ownership of this certificate will pass at the death of an Owner.

JOINT OWNERS                    Two natural persons may be named as Joint
                                Owners. They will own this Certificate as joint tenants with rights of survivorship. While both are alive, each must sign any Written Request made under this Certificate.

CHANGEOF OWNER                  You may change ownership of this Certificate by
                                Written Request. The new Owner's age may not exceed our then current underwriting requirements for new Certificate issues. A change in Ownership of this Certificate may have tax consequences. Please consult a tax advisor.

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BENEFICIARY

ADDING OR CHANGING
YOUR BENEFICIARY                Before the annuity date, you may add, change, or
                                remove any beneficiary or any contingent beneficiary by Written Request. On or after the annuity date, you may change the beneficiary or contingent beneficiary by Written Request if the annuity option in effect is annuity option 1, 2, 5, or 7. The Written Request must be received at our home office or any administrative office that we maintain while you are alive.

                                A beneficiary named irrevocably may not be added, changed, or removed without the written consent of that beneficiary.

PAYMENT TO BENEFICIARY          Before making any payment, we may require
                                evidence as to the identity, age, and other facts about any person or class designated as the beneficiary. We are entitled to make payments based on that evidence. Unless otherwise instructed, if there is more than one beneficiary, any proceeds payable will be distributed equally among the beneficiaries.

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PREMIUMS

PREMIUMS An amount paid to us, by or on behalf of an Owner, as consideration for the benefits provided under this Certificate. The initial premium is paid on the date of issue and is shown on the Information page. At any time before the annuity date, additional premiums may be made in any amount equal or greater than the additional minimum premium shown on the Information page. Premiums should be made payable to us. We reserve the right to limit the number of premiums in any year.

ALLOCATION                      The initial premium will be allocated pursuant
                                to your allocation instructions as of the date of issue. However, where a governmental authority requires that we return your premium if you cancel your Contract during any right to cancel period, all initial premium allocated to subaccounts will be allocated to the money market subaccount until the right to cancel period is ended, and then will be allocated pursuant to your instructions. You may change allocation of any additional premiums.
                                Allocations must be in whole percentages with a 1.00% minimum allocation and a total of 100%.
                                Allocations which fall below the minimum amount shown on the Information page may be transferred to the applicable money market account.

                                If you make any premium payment by check, other than a cashier's check, we may delay making payments to you until your check has cleared.

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SUBACCOUNT INVESTMENT OPTIONS

SEPARATE ACCOUNT                The separate account is a separate investment
                                account of ours. The separate account is divided into subaccounts that invest in underlying funds.

                                The assets of the separate accounts are our property. However, they are not credited with earnings or charged with liabilities arising out of any business we may conduct.

SELECTING  YOUR INVESTMENTS     You may allocate your premium among subaccounts.
                                We may restrict allocation of premiums and transfers.

                                Please read the Certificate prospectus for more information about the separate account and the available subaccounts. Please read the prospectuses for more information about the portfolios underlying the subaccounts.

VALUATION OF ASSETS             We will determine the value of the assets of
                                each subaccount at the close of trading on the New York Stock Exchange on each business day.

SUBSTITUTION OF PORTFOLIOS      An underlying portfolio may, in our judgment,
                                become unsuitable for investment. If that occurs, we have the right to substitute another portfolio of the same series fund or to invest in another series fund. We would first notify the Securities and Exchange Commission. Where required, we would also seek approval from the insurance department of the state where this Certificate is delivered. You will be notified of any material change in the investment policy of any subaccount underlying portfolio in which you have an allocated interest.

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VALUES

CONTRACT VALUE                  On the Certificate's date of issue, the Contract
                                value equals the initial premium paid. On any business day thereafter, the Contract value equals the total of any Contract value allocated to any subaccounts; plus any values allocated to any fixed interest options. The Contract value is expected to change from day to day. It will reflect the expenses and investment experience of any subaccounts and any interest earned in any fixed interest options as well as deductions for policy fees and charges.

WITHDRAWAL VALUE                The withdrawal value is the Contract value less
                                any applicable fees.

BASIS OF  VALUES                All benefits, values, and reserves are at least
                                equal to or exceed those required by the state in which the Certificate is delivered.

SUBACCOUNT VALUE                Premiums or transfers allocated to the
                                subacccounts are accounted for in accumulation units. Each transaction to or from the subaccount will increase or decrease the number of subaccount accumulation units. The number of subaccount accumulation units will increase when premiums or transfers are credited to that subaccount. The number of subaccount accumulation units will decrease when a partial withdrawal is taken from that subaccount, a transfer is made from that subaccount, or when we deduct the annual fee. The increase or decrease will equal the dollar value of the transaction divided by the accumulation unit value as of the business day of that transaction.

                                The minimum amount, which can remain in any option as a result of a transfer, is shown on the Information page. Any amount below this minimum will be included in the amount transferred. If the value of any subaccount falls below the minimum amount shown on the Information page, we may transfer the remaining balance, without charge, to any applicable money market subaccount.

SUBACCOUNT VALUE (CONT'D)       For each subaccount, the value of an
                                accumulation unit is set when the subaccount is established. Each subaccount's accumulation unit value reflects the investment performance of that subaccount. The subaccount accumulation unit value may increase or decrease from one business day to the next. Each subaccount's value is calculated at the end of each business day and is equal to the current value of an accumulation unit (unit value), multiplied by the total of the following:
                                1.   the number of accumulation units held in
                                     any subaccounts as of the prior business day; plus
                                2.   any units purchased by premiums
                                     allocated to the subaccount; plus
                                3.   any units purchased by any transfers
                                     into the subaccount; minus
                                4.   any units redeemed by any partial
                                     withdrawals or transfers from the
                                     Subaccount, minus
                                5.   on the policy monthiversary, the units
                                     redeemed for its share of the annual
                                     Certificate fee.

UNIT VALUE CALCULATION          The subaccount accumulation unit value is
                                determined once daily at the close of business
                                of the New York Stock Exchange on days when it
                                is open for business. The accumulation unit
                                value for each subaccount is determined by:
                                1.   the per share net asset value of the
                                     fund portfolio, times the number of
                                     shares held before the purchase or
                                     redemption of any shares on the
                                     valuation date; minus
                                2.   the administrative charge (if
                                     applicable); minus
                                3.   any optional riders; minus
                                4.   any taxes payable by the separate
                                     account; divided by
                                5.   the total number of accumulation units
                                     held in the subaccount on the valuation
                                     date, before the purchase or redemption
                                     of any units on that date.

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FEES, CHARGES, DEDUCTIONS

CERTIFICATE FEE                 We may deduct a Certificate fee in the amount
                                and frequency shown on the Information page.
                                This fee is deducted from any subaccounts in the same proportion as the balances are held in any subaccounts. We may change this fee in the future as long as it is not more than the maximum fee shown on the Information page. The fee is deducted on the first business day of the Certificate year.

FEES CHARGED BY PORTFOLIOS      Each subaccount charges fees and expenses
                                separate and apart from this Certificate. These fees are not deducted from the Contract Value.
                                Instead, they are reflected in the daily value of the portfolio shares which, in turn, will affect the accumulation unit value of the subaccounts. See this Certificate's prospectus and any series fund portfolio prospectuses for more information about these fees and expenses.

OPTIONAL FEATURE FEES
AND CHARGES                     We deduct a charge for each optional feature
                                that you select from your subaccount value. The percentage rate and frequency that will be deducted are shown on the Information page. We deduct this charge from your subaccount value only on a pro-rata basis. We may declare any option feature charge in the future providing it is lower than the maximum charge shown on the Information page. This fee is reflected in the accumulation unit value of each subaccount.

WITHDRAWAL CHARGE               If you fully withdrawal the Certificate, a
                                withdrawal charge may be deducted. A charge may also be imposed on withdrawals and at annuitization. Refer to the withdrawals section for all of the information.

WAIVER OF CHARGES, FEES,
 DEDUCTIONS                     When the Certificate is sold in a manner that
                                results in a savings of sales or administrative costs, we reserve the right to waive all or part of any fees, expenses, or charges.

--------------------------------------------------------------------------------

TRANSFERS

TRANSFERS                        Prior to the annuity date, you may transfer
                                amounts among any subaccount options subject to any transfer limitations or requirements. The transfer will take effect at the end of the business day during which the transfer request is received.

                                We may limit or prohibit transfers that we, or the managers of the underlying portfolio, judge to be excessive or to be detrimental to portfolio management for the benefit of our Owners. Transfers will be made on a FIFO basis. Refer to the transfer fee provision or Information page for any information.

--------------------------------------------------------------------------------

WITHDRAWALS

PARTIAL WITHDRAWAL              Before the annuity date, you may withdraw a part
                                of the Contract Value. Any withdrawal charges will be deducted from the Contract value.

                                A partial withdrawal, including any charges thereon, may not reduce the Contract Value to less than $2,000. Such withdrawals may be made:
                                o    On a scheduled monthly, quarterly,
                                     semi-annual, or annual systematic basis
                                     (according to our rules), in an amount
                                     of at least $100.00 per withdrawal.
                                     Systematic withdrawals of interest only
                                     will only be allowed on monthly
                                     anniversaries. Systematic withdrawals of determined fixed amounts may begin between monthly anniversaries. Only one systemactic withdrawal is permitted at a time.
                                o    On an unscheduled basis in an amount of
                                     at least $100.00 per withdrawal.

                                If any partial withdrawal request results in a Contract Value of less than $2,000, we will treat it as a full withdrawal.

FULL WITHDRAWAL                 Before the annuity date, this Certificate may be
                                surrendered in full for its withdrawal value.
                                The amount paid will equal the withdrawal value as of the date we receive your Written Request.

WITHDRAWAL REQUIREMENTS         We will require:
                                o       Your Written Request.
                                o       Your designation of the any subaccounts
                                        or fixed interest option(s) from which
                                        any withdrawal is to be made; if no
                                        designation is provided, the withdrawal
                                        will be made on a pro-rata basis from
                                        any subaccounts and any fixed interest
                                        option(s).
                                o       An amount of not less than the minimum
                                        withdrawal amount of $100.00.
                                o       Return of the Certificate to us for a
                                        full withdrawal.
                                Contract Value is withdrawn on a FIFO basis.
                                Contract Value from which the withdrawal is made is determined on the date we receive the Written
                                Request. Once made, a withdrawal is irrevocable.
                                Any amount withdrawn will be paid to you in a lump sum unless you elect to be paid under an annuity option.

DEFERRAL OF PAYMENT             Generally, upon your partial or full withdrawal
                                of the Contract, we will pay any amounts payable from the separate account within 7 business days after your Written Request. Any payments or transfers to or from any subaccounts or into any fixed interest options may be delayed after our receipt of the request under certain circumstances. These circumstances include:
                                1.      a closing of the New York Stock Exchange
                                        other than on a regular holiday or
                                        weekend; or
                                2.      a trading restriction by the SEC; or
                                3.      the SEC by order permits the
                                        postponement for the protection of
                                        Owners; or
                                4.      an emergency declared by the SEC, as a
                                        result of which disposal of securities
                                        is not reasonably practicable, or it is
                                        not reasonably practicable to determine
                                        the value of the assets of the separate
                                        account.

                                Subject to obtaining prior written approval from the insurance commissioner, if required by law of the state where the Certificate is delivered, we may defer payment or transfers from our general account for a period of not more than 6 months after we receive the request.

DEATH BENEFIT

DEATH BENEFIT PAYABLE           The death benefit payable equals the greater of
                                the Contract Value, or the premiums paid less a proportionate adjustment for any withdrawals.
                                The proportionate adjustment is equal to (a) the amount of the withdrawal, divided by (b) the Contract Value immediately prior to the withdrawal.

                                Any death benefit payable is calculated as of the date proof of death satisfactory to us is received at our home office or any administrative office we maintain. If the death benefit payable is greater than the Contract Value, we will immediately increase the Contract Value to equal the death benefit payable. Funds will remain in existing subaccounts or fixed interest options until all death benefit proceeds have been distributed. As a result the actual death benefit paid may be greater than or less than the death benefit payable calculated when proof of death is received. In the case of multiple beneficiaries, the portion of any death benefit payable to each beneficiary will be calculated using the latter of the date your certified death certificate is received or the date each beneficiary's proof of claim is received at our home office or any administrative office that we maintain.

DEATH OF OWNER                  Ownership Succession. At your death, ownership
                                of this Certificate will pass to the person(s) living on the date of your death in the order which follows:
                                o    Surviving joint Owner, if any.
                                o    Beneficiary.
                                o    Contingent beneficiary.
                                o    Estate of the last Owner to die.

                                If more than one natural person succeeds to the ownership rights of this Certificate, then such persons will own this Certificate as joint Owners. Any instructions or designations of the prior Owner(s) will continue unless changed in accordance with this certificate by the succeeding Owner(s).

                                Death Before Annuity Date. If you die before the annuity date, the successor Owner(s) must fully withdraw and receive a distribution of the entire proceeds of this Certificate within 5 years of your death except that:
                                o   If a natural person continues or
                                    succeeds to ownership of this
                                    Certificate, such person may begin
                                    receiving annuity payments with respect
                                    to that person's proportionate interest
                                    within 1 year from the date of your
                                    death (or within any longer period of
                                    time permitted under the Code), provided annuity payments are distributed over such person's life or over a period not extending beyond the life expectancy of such person; and
                                o   If the spouse (as defined under the
                                    Code) of the first Owner to die
                                    continues or succeeds to Ownership of
                                    this Certificate, he or she is not
                                    required to withdraw/withdrawal his or
                                    her proportionate interest in the
                                    Certificate or receive any payments
                                    until the annuity date or, if earlier,
                                    until such spouse's death, in which case the DEATH OF OWNER provision will apply

                                Death on or After Annuity Date. No distribution, other than the annuity payments as scheduled, will be made if you die on or after the annuity date unless you were also the last surviving annuitant, in which case this section's DEATH OF ANNUITANT provision will apply.

DEATH OF ANNUITANT              Death Before Annuity Date. Except as provided in
                                this section's SPECIAL ANNUITANT RULES FOR
                                NONNATURAL OWNERS provision, no distribution is required nor will any death benefit be paid if an annuitant dies before the annuity date unless the deceased annuitant is also an Owner, in which case this section's DEATH OF OWNER--Death
                                Before Annuity Date provision will apply.
                                If the last remaining annuitant dies before the annuity date, then the current Owner or Owner's designee will become the annuitant.

                                Death on or After Annuity Date. At the death of the annuitant(s) on or after the annuity date, the death benefit, if any, will be as described for the annuity option in effect. No death benefit will become payable until you notify us of the death of the annuitant(s), provide us with the required proof of death and other information, and, if required, return this certificate to us. A death benefit will not be paid under annuity options 3, 4, or 6, or after the guaranteed benefits have been paid.

                                Any death benefit due will be paid to the person(s) living on the date of such death in the order which follows: o Owner(s) or surviving joint Owner, if any. o Beneficiary.
                                 o     Contingent beneficiary.
                                 o     Estate of the last Owner to die.

                                The recipient of any death benefit may name one or more persons to receive any remaining death benefit after such recipient's death. If no such beneficiary is named, any unpaid portion of the death benefit will be paid to the deceased recipient's estate. The death benefit may be paid in the form of a lump sum or the remaining guaranteed annuity payments, as scheduled instead of in a lump sum. Except for a death benefit under annuity option 7, any lump sum payment will be equal to the commuted value. The commuted value is determined by discounting the remaining guaranteed annuity payments at an annually compounded interest rate(s) which is
                                (are) 1% more than the rate(s) used by us to determine those payments. The 1% increase in the discount rate(s) results in a decrease in the value received. The commuted value will always be less than the sum of the remaining guaranteed annuity payments. The commuted value will be calculated as of the date such payment will be made.

                                Any election to receive a form of payment other than that provided under the annuity option in effect must be made within 60 days of the date the death benefit first becomes payable.

SPECIAL RULES FOR NONNATURAL
 OWNERS If a nonnatural person is named as Owner, then this Certificate must be fully withdrawn and the entire amount distributed within 5 years of:
                                o   The death of the annuitant or a joint
                                    annuitant if before the annuity date; or
                                o   A change in the annuitant or joint
                                    annuitant.

ANNUITY BENEFITS

Instead of taking a lump sum, you may begin receiving fixed annuity payments as described in this section at any time.

ANNUITY PAYMENTS                The annuity payments will:
                                o    Start at the end of the first payment
                                     period following the annuity date.
                                o    Be paid to the Owner(s) or his or her
                                     (their) designee.
                                o    Be paid on a monthly, quarterly,
                                     semi-annual, or annual basis, as chosen
                                     by you before the annuity date.
                                o    Cease at the death of all annuitants, in
                                     which case the Death OF ANNUITANT-Death
                                     on or After Annuity Date provision in
                                     the DEATH BENEFIT section may apply.

ANNUITY PAYMENT AMOUNT          You may elect to convert your withdrawal value
                                to an annuity option, subject to any
                                requirements. The amount of your annuity payments will depend on the:
                                o    Withdrawal value;
                                o    Annuity option chosen;
                                o    Payment frequency chosen; and
                                o    Age and sex of the annuitant.

                                The annuity payments will not be less than those reflected in the TABLE OF GUARANTEED MONTHLY PAYMENTS.

MISSTATEMENT OF BIRTH DATE
  OR SEX Before making any annuity payment, we may require proof of each annuitant's birth date and sex. If the birth date or sex of any annuitant is misstated, we will adjust the amount to be paid by us. It will be that which would have been paid if the correct birth date or sex had been stated.

                                For misstatements which result in underpayments, we will include the full amount of the underpayment in our next payment; and add interest of 6% per year to that payment.

                                For misstatements which result in overpayments, we will spread the full amount of the overpayment over the remaining guaranteed payment period, if any, or 10 years, whichever is less; deduct a level portion of that amount from each of those future payments; and charge interest of 6% per year against the balance of the amount overpaid.

ANNUITY DATE                    This is the date that annuity payments begin.
                                Unless otherwise changed as provided below, the annuity date is shown on the Information page.
                                This Certificate will be issued with an annuity date, which is the later of:
                                o   The anniversary nearest the annuitant's,
                                    or the oldest annuitant's if a second
                                    annuitant is named, 90th birthday; or
                                o   14 years from the date of issue.

                                In no event may any annuity date be later than the Certificate anniversary following the annuitant's (or the oldest annuitant's if a second annuitant is named) 100th birthday. If you requested a specific annuity date on the application, that date is shown. You may change the annuity date by Written Request before it actually begins, provided it does not extend beyond the anniversary following the oldest annuitant's 100th birthday, or earlier, as required by any applicable state law.

ANNUITY DATE (CONT'D)           This annuity date is determined by the age of
                                the annuitant(s) named in the application and may not be extended by a change in annuitant(s);
                                except that this date may be based on a
                                successor annuitant's birth date if such annuitant is the Owner and was married to the first Owner at such Owner's death. The Owner should consult a tax advisor regarding any tax impact of such a change.

ANNUITY OPTIONS                 There are seven annuity options available under
                                this Certificate. You may elect to receive payments under any annuity option described in the Certificate or under any other annuity option which we may then offer. Unless another annuity option and payment frequency are requested before the annuity date, monthly payments will be made under
                                o   Annuity option 2 with a guaranteed
                                    period of 10 years, if there is only one annuitant.
                                o   Annuity option 5 with 50% joint
                                    annuitant payments and a guaranteed
                                    period of 10 years, if there is a second annuitant.

                                We reserve the right to pay your withdrawal value in a lump sum if the amount to be applied to any annuity option is less than $2,000; if you have paid no additional premiums during the prior 36-month period; or if any annuity payment would be less than $100.

DESCRIPTIONS OF ANNUITY
OPTIONS Descriptions of the annuity options follow. The tables of guaranteed payments follow. Any fixed or guaranteed periods under annuity options 1, 2, and 5 may not be less than 5 years or more than 25. Any reduced rates under annuity options 4, 5, and 6 following the death of an annuitant must be based on whole percentages and in no case may be less than 25% of the joint life income amount.

ANNUITY OPTION 1 - I
NCOME FOR A FIXED PERIOD        The payments are made during the annuitant's
                                lifetime, and are guaranteed for the number of years and months chosen. If the annuitant dies before the end of the fixed period, a death benefit, consisting of a lump sum amount equal to the commuted value, will be paid. The recipient of the death benefit may elect to receive the remaining guaranteed annuity payments, as scheduled, instead of the commuted value.

ANNUITY OPTION 2 - LIFE INCOME
WITH A GUARANTEED PERIOD        Payments are guaranteed for the number of years
                                chosen. If the annuitant is alive at the end of the guaranteed period, payments will continue for as long as the annuitant is alive. If the annuitant dies before the end of the guaranteed period, a death benefit, consisting of the remaining guaranteed annuity payments, as scheduled, will be paid.

ANNUITY OPTION 3  - LIFE
 INCOME WITH NO LUMP SUM
 REFUND AT  DEATH               Payments will be made to the payee for as long
                                as the annuitant is alive. The payments stop after the annuitant's death.

ANNUITY OPTION 4 - JOINT AND
CONTINGENT LIFE INCOME          Payments will be made for as long as either the
                                annuitant or contingent annuitant is alive. The payments will:
                                o   Be paid in the joint life income amount
                                    while both the annuitant and contingent
                                    annuitant are alive.
                                o   Continue to be paid in that amount
                                    during the annuitant's lifetime at the
                                    contingent annuitant's death.
                                o   Continue to be paid after the death of
                                    the annuitant at the reduced rate
                                    requested and for as long as the
                                    contingent annuitant survives.
                                o   Cease at the death of both the annuitant
                                    and contingent annuitant.

ANNUITY OPTION 5 - JOINT AND
SURVIVOR INCOME WITH
GUARANTEED PERIOD               Payments are guaranteed for the number of years
                                chosen. If either the annuitant or joint annuitant is alive at the end of the guaranteed period, payments will continue for as long as either is alive. The payments will:
                                o       Be paid in the joint life income amount
                                        while both the annuitant and joint
                                        annuitant are alive.
                                o       Continue to be paid after the death of
                                        either annuitant at the rate requested
                                        and for so long as the remaining
                                        annuitant survives.

                                If the annuitant and joint annuitant die before the end of the guaranteed period, a death benefit, consisting of the remaining guaranteed annuity payments, as scheduled, at the rate which applies after the death of either annuitant, will be paid.

ANNUITY OPTION 6 - JOINT
AND SURVIVOR LIFE INCOME        Payments will be made for as long as either the
                                annuitant or joint annuitant is alive. The payments will:
                                o   Be paid in the joint life income amount
                                    while both the annuitant and joint
                                    annuitant are alive.
                                o   Continue to be paid after the death of
                                    either annuitant at the rate requested
                                    and for so long as the remaining
                                    annuitant survives.
                                o   Cease at the death of both the annuitant
                                    and joint annuitant.

ANNUITY OPTION 7 -
LIFE INCOME WITH LUMP SUM
REFUND AT DEATH                 Payments will be made for as long as the
                                annuitant is alive. If the annuitant dies before the total amount of the payments made equals the value applied to this annuity option, a death benefit, consisting of a lump sum equal to such value, less any annuity payments previously made, will be paid

TABLES OF GUARANTEED MONTHLY PAYMENTS*

Amount for Each $1,000 Applied

ANNUITY OPTION 1.  INCOME FOR A FIXED PERIOD

-------------- ------------ ------------- ------------ ------------ ------------
     PERIOD                    PERIOD                     PERIOD
    (YEARS)       PAYMENT      (YEARS)       PAYMENT      (YEARS)      PAYMENT
-------------- ------------ ------------- ------------ ------------ ------------

       5          $17.73          8          $11.49         15          $6.65
       6           14.96          9           10.34         20          5.29
       7           12.98         10           9.41          25          4.47
-------------- ------------ ------------- ------------ ------------ ------------

ANNUITY OPTION 2.  LIFE INCOME WITH A GUARANTEED PERIOD

--------- --------------------------------------------------------------------
                        NUMBER OF PAYMENTS FOR A GUARANTEE PERIOD
--------- --------------------------------------------------------------------
   AGE            120                    180                      240
          ---------------------- --------------------- -----------------------
             MALE      FEMALE       MALE       FEMALE     MALE        FEMALE
--------- ----------- ---------- ---------- ---------- ----------- -----------

     50     $3.27       $3.11       $3.26      $3.10      $3.24        $3.09
     55      3.51       3.31        3.49        3.30      3.45         3.28
     56      3.57       3.36        3.54        3.35      3.50         3.33
     57      3.62       3.41        3.60        3.39      3.55         3.37
     58      3.68       3.46        3.65        3.44      3.60         3.42
     59      3.75       3.51        3.71        3.50      3.66         3.47
     60      3.81       3.57        3.77        3.55      3.71         3.52
     61      3.88       3.63        3.84        3.61      3.77         3.57
     62      3.95       3.69        3.90        3.67      3.83         3.63
     63      4.03       3.76        3.97        3.73      3.89         3.68
     64      4.11       3.83        4.05        3.80      3.95         3.74
     65      4.19       3.90        4.12        3.86      4.01         3.80
     66      4.28       3.98        4.20        3.94      4.08         3.87
     67      4.37       4.06        4.28        4.01      4.14         3.93
     68      4.47       4.14        4.37        4.09      4.21         4.00
     69      4.57       4.23        4.45        4.17      4.28         4.07
     70      4.68       4.33        4.55        4.26      4.34         4.14
     75      5.31       4.89        5.04        4.74      4.68         4.51
--------- ----------- ---------- ---------- ---------- ----------- -----------

ANNUITY OPTION 3.  LIFE INCOME

-------- ------------------------------ ---------- -----------------------------
  AGE                PAYMENT               AGE              PAYMENT
               Male          Female                   Male            Female
-------- ---------------- ------------- ---------- ------------ ----------------

   50          $3.28          $3.11        63        $4.07            $3.78
   55          3.53           3.32         64         4.15             3.85
   56          3.59           3.37         65         4.24             3.93
   57          3.64           3.42         66         4.34             4.01
   58          3.71           3.47         67         4.44             4.09
   59          3.77           3.53         68         4.55             4.18
   60          3.84           3.58         69         4.66             4.28
   61          3.91           3.65         70         4.78             4.38
   62          3.99           3.71         75         5.52             5.00
-------- ---------------- ------------- ---------- ------------ ----------------

TABLES OF GUARANTEED MONTHLY PAYMENTS (CONT'D)*

ANNUITY OPTION 4.  JOINT LIFE INCOME WITH 50% CONTINGENT ANNUITANT PAYMENTS

----------- --------------------------------------------------------------------
 MALE 1ST                         FEMALE 2ND ANNUITANT
 ANNUITANT
----------- ---------- ---------- ---------- ------------ ----------- ----------
    AGE         50         55         60          65          70          75
----------- ---------- ---------- ---------- ------------ ----------- ----------

    50        $3.08      $3.13      $3.17       $3.20       $3.22       $3.24
    55         3.22       3.28       3.34        3.39        3.43        3.46
    60         3.37       3.46       3.54        3.61        3.68        3.73
    65         3.54       3.65       3.75        3.86        3.96        4.05
    70         3.73       3.86       4.00        4.14        4.29        4.42
    75         3.95       4.10       4.27        4.46        4.66        4.87
----------- ---------- ---------- ---------- ------------ ----------- ----------

------------ -------------------------------------------------------------------
 FEMALE 1ST                         MALE 2ND ANNUITANT
  ANNUITANT
---------- ---------- ----------- ---------- ----------- ------------ ----------
   AGE         50         55         60          65          70          75
---------- ---------- ----------- ---------- ----------- ------------ ----------

   50         $3.01      $3.04      $3.06       $3.07       $3.09       $3.09
   55          3.15       3.19       3.23        3.26        3.28        3.29
   60          3.30       3.37       3.42        3.47        3.51        3.54
   65          3.48       3.57       3.65        3.73        3.79        3.84
   70          3.68       3.79       3.91        4.02        4.12        4.20
   75          3.91       4.05       4.20        4.36        4.51        4.65
---------- ---------- ----------- ---------- ----------- ------------ ----------

ANNUITY OPTION 5. JOINT AND 50% SURVIVOR LIFE INCOME WITH A 10 YEAR GUARANTEED PERIOD

-------------------------------------------------------------------------------
    MALE 1ST                       FEMALE 2ND ANNUITANT
    ANNUITANT
---------- ----------- ---------- ----------- ----------- ------------ ---------
   AGE         50          55         60          65          70          75
---------- ----------- ---------- ----------- ----------- ------------ ---------

   50        $3.19       $3.29      $3.41       $3.56       $3.73       $3.92
   55         3.30        3.41       3.54        3.70        3.88        4.09
   60         3.42        3.54       3.69        3.86        4.05        4.28
   65         3.57        3.70       3.86        4.04        4.26        4.51
   70         3.73        3.88       4.05        4.26        4.50        4.78
   75         3.92        4.08       4.27        4.50        4.77        5.09
---------- ----------- ---------- ----------- ----------- ------------ ---------

------------ -------------------------------------------------------------------
FEMALE 1ST                          MALE 2ND ANNUITANT
 ANNUITANT
--------- ------------ ---------- ----------- ----------- ------------ ---------
   AGE        50           55         60          65          70          75
--------- ------------ ---------- ----------- ----------- ------------ ---------

   50       $3.19        $3.30      $3.42       $3.57       $3.73       $3.92
   55        3.29         3.41       3.54        3.70        3.88        4.08
   60        3.41         3.54       3.69        3.86        4.05        4.27
   65        3.56         3.70       3.86        4.04        4.26        4.50
   70        3.73         3.88       4.05        4.26        4.50        4.77
   75        3.92         4.09       4.28        4.51        4.78        5.09
--------- ------------ ---------- ----------- ----------- ------------ ---------

TABLES OF GUARANTEED MONTHLY PAYMENTS (CONT'D)*

ANNUITY OPTION 6.  JOINT AND 50% SURVIVOR LIFE INCOME PAYMENTS

-------------------------------------------------------------------------------
   MALE 1ST                         FEMALE 2ND ANNUITANT
   ANNUITANT
----------- ------------ ---------- ----------- ---------- ---------- ----------
   AGE           50          55         60          65         70         75
----------- ------------ ---------- ----------- ---------- ---------- ----------

   50          $3.19       $3.29      $3.41       $3.56      $3.73      $3.92
   55           3.30        3.41       3.54        3.70       3.88       4.09
   60           3.42        3.54       3.69        3.86       4.05       4.28
   65           3.57        3.70       3.86        4.04       4.26       4.51
   70           3.73        3.88       4.05        4.26       4.50       4.78
   75           3.92        4.08       4.27        4.50       4.77       5.09
----------- ------------ ---------- ----------- ---------- ---------- ----------


---------------- ---------------------------------------------------------------
  FEMALE 1ST                               MALE 2ND ANNUITANT
   ANNUITANT
---------- ------------- ----------- ---------- ---------- ---------- ----------
   AGE          50           55         60          65         70         75
---------- ------------- ----------- ---------- ---------- ---------- ----------

   50         $3.19        $3.30      $3.42       $3.57      $3.73      $3.92
   55          3.29         3.41       3.54        3.70       3.88       4.08
   60          3.41         3.54       3.69        3.86       4.05       4.27
   65          3.56         3.70       3.86        4.04       4.26       4.50
   70          3.73         3.88       4.05        4.26       4.50       4.77
   75          3.92         4.09       4.28        4.51       4.78       5.09
---------- ------------- ----------- ---------- ---------- ---------- ----------

ANNUITY OPTION 7.  LIFE INCOME WITH LUMP SUM REFUND AT DEATH
---------- --------------------------------------------------------------------
   AGE                  PAYMENT                AGE              PAYMENT
           --------------- ---------------              ----------- ------------
                Male           Female                      Male        Female
---------- -------------- ---------------- ------------ ----------- ------------

   50           $3.19           $3.06          63          $3.81        $3.62
   55           3.39            3.24           64           3.88        3.68
   56           3.44            3.28           65           3.94        3.74
   57           3.48            3.32           66           4.01        3.81
   58           3.53            3.37           67           4.09        3.87
   59           3.58            3.42           68           4.16        3.94
   60           3.64            3.46           69           4.24        4.02
   61           3.69            3.52           70           4.32        4.09
   62           3.75            3.57           75           4.79        4.54
---------- -------------- ---------------- ------------ ----------- ------------


--------------------------------------------------------------------------------
*For ages, periods, and rates not shown, we will furnish the amount of payment on request. The guaranteed monthly payments are based on a 2.5% effective annual interest rate and the US Annuity 2000 Sex-Distinct Tables with a 10-year age setback.
--------------------------------------------------------------------------------

                GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                   Investment Experience Reflected in Benefits
         Variable, and Fixed Interest Accumulation Before Annuity Date
            (According to Your Allocation and if Attached by Rider)
                Annuity Payments Payable in Fixed Dollar Amounts
               Death Benefit Proceeds Payable Before Annuity Date
                                Nonparticipating

GUARANTEED MINIMUM DEATH BENEFIT RIDER
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.

DEFINITIONS             Contract. When this rider is attached to a Certificate
                        issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        You, Your. The Owner of the Contract. Withdrawal Limit. A percentage of the GMDB as shown on the Information page.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT Upon death of the first Owner to die, the death benefit payable will be the greater of the Contract Value or the premiums paid less adjustment for withdrawals. The amount of any adjustment for withdrawals is equal to the amount withdrawn divided by the Contract Value at the time of withdrawal.

COST OF RIDER           Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on your subaccount value and deducted from any subaccounts on a pro-rata basis.

TERMINATION OF RIDER    This rider terminates upon on the earlier of: Contract
                        termination; annuitization; and receipt of due proof of death of the first Owner to die.

SPOUSALCONTINUATION     Upon your death, the benefits provided under this rider
                        will continue for the lifetime of your spouse if:
                        o   Your spouse is a joint Owner or sole beneficiary
                            on the date of issue;
                        o   The joint spousal Owner charge has been paid
                            since the date of issue; and
                        o   Your spouse elects to continue the Contract
                            after your death; charges will resume


NONPARTICIPATING        Dividends are not payable.

Signed for the Company.

[OM FINANCIAL LIFE INSURANCE COMPANY]

/s/ Bruce G. Parker, Jr.
---------------------------------
       President

GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.

DEFINITIONS             Benefit Base. The amount upon which the guaranteed
                        minimum withdrawal benefit is calculated. On the date of issue the benefit base is equal to the initial premium paid.

                        Contract. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        You, Your. The Owner of the Contract. Withdrawal Limit. An amount equal to a percentage (as shown on the Information page) of the benefit base.
                                Any
                        change in the benefit base will result in a change in the withdrawal limit.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.


BENEFIT This rider allows You to withdraw an amount up to the withdrawal limit each Contract year regardless of Your Contract Value. On each Contract anniversary, if the Contract Value is greater than the benefit base, the benefit base will immediately be increased to equal the Contract Value as of that date resulting in an increased withdrawal limit.

                        If any additional premiums are added to the Contract, the benefit base will be recalculated to be the greater of the benefit base immediately prior to the premium payment, or the benefit base immediately prior to the premium payment, less all prior withdrawals, plus the premium payment.

                        Withdrawals in excess of the withdrawal limit in a given Contract year will result in a recalculation of the benefit base. If the withdrawal exceeds the sum of the withdrawal limit and any accumulated unused guaranteed withdrawal benefits, the benefit base will be recalculated to equal the lesser of the benefit base prior to the withdrawal or the Contract Value immediately after the withdrawal. If the withdrawal is less than or equal to the sum of the withdrawal limit and any accumulated unused guaranteed withdrawal benefits, the benefit base will be recalculated to equal the greater of a) the lesser of the benefit base prior to the withdrawal or the Contract Value immediately after the withdrawal, and b) the initial Contract benefit base (the initial premium paid). This provision applies to all withdrawals, including withdrawals of accumulated unused guaranteed withdrawal benefits, and may result in a reduction of future guaranteed withdrawal benefit amounts.

COST OF RIDER           Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on your subaccount value and deducted from any subaccounts on a pro-rata basis.

TERMINATION OF RIDER    This rider terminates upon the earliest of: Contract
                        termination; annuitization; receipt of due proof of death of the first Owner to die (except under spousal continuation below); and death of the annuitant, if a nonnatural person is the Contract Owner.

SPOUSAL CONTINUATION    Upon your death, the benefits provided under this rider
                        will continue for the lifetime of your spouse without additional charge if:
                        o    Your spouse is a joint Owner or sole beneficiary
                             on the date of issue;
                        o    The joint spousal Owner charge has been paid
                             since the date of issue; and
                        o    Your spouse elects to continue the Contract
                             after your death.


NONPARTICIPATING        Dividends are not payable.

Signed for the Company.

[OM FINANCIAL LIFE INSURANCE COMPANY]
[
/s/ Bruce G. Parker, Jr.
---------------------------------
       President